                                                                   EXHIBIT 10.22



                              SEPARATION AGREEMENT
                        AND GENERAL RELEASE OF ALL CLAIMS

        This Separation Agreement and General Release of All Claims ("Agreement") is made by and between Genetronics, Inc. ("Company") and Terry Gibson ("Employee") with respect to the following facts:

        A. Employee is currently employed by Company.

        B. Company is restructuring and is eliminating Employee's position. Employee's employment will cease effective October 26, 2001("Separation Date"). Company wishes to reach an amicable separation with Employee and assist Employee's transition to other employment.

        C. The parties desire to settle all claims and issues that have, or could have been raised, in relation to Employee's employment with Company and arising out of or in any way related to the acts, transactions or occurrences between Employee and Company to date, including, but not limited to, Employee's employment with Company or the termination of that employment, on the terms set forth below.

        THEREFORE, in consideration of the promises and mutual agreements hereinafter set forth, it is agreed by and between the undersigned as follows:

        1. Severance Payment and Benefits. Company agrees to pay Employee the equivalent of One Hundred Four Thousand, Nine Hundred Ninety-Nine Dollars and Ninety-Six Cents ($104,999.96), less all appropriate federal and state income and employment taxes ("Severance Payment"), a sum to which Employee is not otherwise entitled. The Severance Payment will be made in continuing payments every second Friday in accordance with the Company's normal payroll process until the Severance Payment has expired. Employee acknowledges and agrees that this Severance Payment constitutes adequate legal consideration for the promises and representations made by Employee in this Agreement. Additionally for the period of severance under this Agreement, Company shall pay the COBRA premium for Employee and one dependent as well as the life insurance premium under the Company's Group Life Insurance Policy. To the extent these payments create a taxable event for Employee, Employee shall be solely liable for such payment of such tax. No other benefits are offered under this Agreement.

        2. General Release.

           2.1 Employee unconditionally, irrevocably and absolutely releases and discharges Company, and any parent and subsidiary corporations, divisions and affiliated corporations, partnerships or other affiliated entities of Company, past and present, as well as Company's employees, officers, directors, agents, successors and assigns (collectively, "Released Parties"), from all claims related in any way to the transactions or occurrences between them to date, to the fullest extent permitted by law, including, but not limited to, Employee's employment with Company, the termination of Employee's employment, and all other losses, liabilities, claims, charges, demands and causes of action, known or unknown, suspected or unsuspected, arising directly or indirectly out of or in any way connected with Employee's employment with Company. This release is intended to have the broadest possible application and includes, but is not limited to, any tort, contract, common law, constitutional or other statutory claims, including, but not limited to alleged violations of the California Labor Code or the federal Fair Labor Standards Act, Title VII of the Civil Rights Act of 1964 and the California Fair Employment and Housing Act, the Americans with Disabilities Act, the Age Discrimination in Employment Act of 1967, as amended, and all claims for attorneys' fees, costs and expenses.

           2.2 Employee acknowledges that Employee may discover facts or law different from, or in addition to, the facts or law that Employee knows or believes to be true with respect to the claims released in this Agreement and agrees, nonetheless, that this Agreement and the release contained in it shall be and remain effective in all respects notwithstanding such different or additional facts or the discovery of them.

           2.3 Employee declares and represents that Employee intends this Agreement to be complete and not subject to any claim of mistake, and that the release herein expresses a full and complete release and, regardless of the adequacy or inadequacy of the consideration, Employee intends the release herein to be final and complete. Employee executes this release with the full knowledge that this release covers all possible claims against the Released Parties, to the fullest extent permitted by law.

           2.4 Employee expressly waives Employee's right to recovery of any type, including damages or reinstatement, in any administrative or court action, whether state or federal, and whether brought by Employee or on Employee's behalf, related in any way to the matters released herein.

        3. California Civil Code Section 1542 Waiver. Employee expressly acknowledges and agrees that all rights under Section 1542 of the California Civil Code are expressly waived. That section provides:

           A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

        4. Representation Concerning Filing of Legal Actions. Employee represents that, as of the date of this Agreement, Employee has not filed any lawsuits, charges, complaints, petitions, claims or other accusatory pleadings against Company or any of the other Released Parties in any court or with any governmental agency. Employee further agrees that, to the fullest extent permitted by law, Employee will not prosecute, nor allow to be prosecuted on Employee's behalf, in any administrative agency, whether state or federal, or in any court, whether state or federal, any claim or demand of any type related to the matters released above, it being the intention of the parties that with the execution of this release, the Released Parties will be absolutely, unconditionally and forever discharged of and from all obligations to or on behalf of Employee related in any way to the matters discharged herein.

        5. No Admissions. By entering into this Agreement, the Released Parties make no admission that they have engaged, or are now engaging, in any unlawful conduct. The parties understand and acknowledge that this Agreement is not an admission of liability and shall not be used or construed as such in any legal or administrative proceeding.

        6. Older Workers' Benefit Protection Act.

           6.1 This Agreement is intended to satisfy the requirements of the Older Workers' Benefit Protection Act, 29 U.S.C. Section 626(f). Accordingly, Employee acknowledges and agrees that Employee has read and understands the terms of this Agreement; that this Agreement advises Employee in writing that Employee may consult with an attorney before executing this Agreement, if desired; that Employee has obtained and considered such legal counsel as Employee deems necessary; that Employee has been given forty-five (45) days to consider whether or not to enter into this Agreement (although Employee may elect not to use the full 45-day period at Employee's option); and that by signing this Agreement, Employee acknowledges that Employee does so freely, knowingly, and voluntarily. The Agreement shall not become effective or enforceable until the eighth day after Employee signs the Agreement ("Effective Date"). In other words, the Employee may revoke acceptance of this Agreement within seven (7) days after signing it. The Employee's revocation must be in writing and received by Ken Dix, Vice President, Legal Affairs, by 5:00 p.m. Pacific Standard Time on the seventh day in order to be effective. The Severance Payment will become due and payable after the Effective Date in accordance with Paragraph 1, provided the Agreement has not been revoked. This Agreement does not waive or release any rights or claims that Employee may have under the Age Discrimination in Employment Act that arise after the execution of this Agreement.

           6.2 Employee further acknowledges that Employee has been advised of the following information:

                      (i) All Employees whose positions are being eliminated pursuant to the reduction in force on October 26, 2001 are eligible for severance pay;

                      (ii) All such Employees age 40 or over will have forty-five (45) days within which to consider whether to accept the Separation Agreement;

                      (iii) All Employees under age 40 will have seven (7) days within which to consider whether to accept the Separation Agreement;

                      (iv) The job titles and ages of all Employees eligible for this program are listed in part A to Exhibit 1 of this Agreement;

                      (v) Employees in the same job classification or organizational unit as Employee who are not eligible for this program are listed in part B to Exhibit 1 of this Agreement.

        7. Severability. In the event any provision of this Agreement shall be found unenforceable by an arbitrator or a court of competent jurisdiction, the provision shall be deemed modified to the extent necessary to allow enforceability of the provision as so limited, it being intended that Company shall receive the benefits contemplated herein to the fullest extent permitted by law. If a deemed modification is not satisfactory in the judgment of such arbitrator or court, the unenforceable provision shall be deemed deleted, and the validity and enforceability of the remaining provisions shall not be affected thereby.

        8. Applicable Law. The validity, interpretation and performance of this Agreement shall be construed and interpreted according to the laws of the United States of America and the State of California.

        9. Binding on Successors. The parties agree that this Agreement shall be binding on, and inure to the benefit of, Employee or its successors, heirs and/or assigns.

        10. Full Defense. This Agreement may be pled as a full and complete defense to, and may be used as a basis for an injunction against, any action, suit or other proceeding that may be prosecuted, instituted or attempted by Employee in breach hereof. Employee agrees that in the event an action or proceeding is instituted by the Released Parties in order to enforce the terms or provisions of this Agreement, the Released Parties shall be entitled to an award of reasonable costs and attorneys' fees incurred in connection with enforcing this Agreement.

        11. Good Faith. The parties agree to do all things necessary and to execute all further documents necessary and appropriate to carry out and effectuate the terms and purposes of this Agreement.

        12. Entire Agreement; Modification. This Agreement is intended to be the entire agreement between the parties and supersedes and cancels any and all other and prior agreements, written or oral, between the parties regarding this subject matter. It is agreed that there are no collateral agreements or representations, written or oral, regarding the terms and conditions of Employee's separation of employment with Company and settlement of all claims between the parties other than those set forth in this Agreement. This Agreement may be amended only by a written instrument executed by all parties hereto.

THE PARTIES TO THIS AGREEMENT HAVE READ THE FOREGOING AGREEMENT AND FULLY UNDERSTAND EACH AND EVERY PROVISION CONTAINED HEREIN. WHEREFORE, THE PARTIES HAVE EXECUTED THIS AGREEMENT ON THE DATES SHOWN BELOW.



Dated:    November 1, 2001                By:  /s/ Terry Gibson
       ---------------------                  ----------------------------------
                                               Terry Gibson

                                          Genetronics, Inc.



Dated:  November 7, 2001                  By:  /s/ Avtar H. Dillon
       ---------------------                  ----------------------------------
                                               Avtar H. Dhillon, M.D.
                                               President & CEO




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

                                    EXHIBIT 1

The Older Workers' Benefit Protection Act requires that Genetronics, Inc., provide the following information to you:

    A. Individuals Selected for the October 26, 2001 Reduction in Force by Job Title and Age:

    JOB TITLE                                             AGE
    ---------                                             ---
    COO                                                   60
    CFO                                                   57
    Director, HR                                          40
    Director, Marketing                                   49
    Network Administrator                                 34
    Receptionist                                          59
    Mechanical Engineer                                   30
    Principal Manuf. Engineer                             49
    Creative Art Designer                                 50
    Technical Services Engineer                           60
    Safety Officer                                        31
    QA Administrator                                      33
    Marketing Admin Specialist                            33
    Customer Service Rep                                  39
    Admin Sales Assist                                    27
    Document Control Coord                                47

    B. Individuals Not Selected for the October 26, 2001 Reduction in Force (Within Same Job Classification or Organizational Units) by Job Title and Age:

    JOB TITLE                                             AGE
    ---------                                             ---
    CEO                                                   40
    Controller                                            38
    Dept. Assist. HR                                      42
    IT Manager                                            27
    Mechanical Engineer                                   26
    QA Tech                                               44
    QA Tech                                               44
    Admin Assist                                          55




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